Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Dynamic U.S. Equity
Fund (the "Fund") described under Sub-Item 77D are described in the supplement to the Fund's Prospectus, Summary Prospectus and Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on August 31, 2017 (Accession No. 0001193125-17-273971), which is incorporated herein by reference.

The changes with respect to the Goldman Sachs Tactical Exposure Fund (the "Fund") described under Sub-Item 77D are described in the supplement to the Fund's Prospectus, Summary Prospectus and Statement of Additional Information filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on October 13, 2017 (Accession No. 0001193125-17-309823), which is incorporated herein by reference.

The changes with respect to the Goldman Sachs Tactical Tilt Overlay Fund (the "Fund") described under Sub-Item 77D are described in Post-Effective Amendment No. 639 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 22, 2017 (Accession No. 0001193125-17-377743), which is incorporated herein by reference.

The changes with respect to the Goldman Sachs Concentrated Growth
Fund (the "Fund") described under Sub-Item 77D are described in Post-Effective Amendment No. 642 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 22, 2017 (Accession No. 0001193125-17-377792), which is incorporated herein by reference.